                                                                     Exhibit 10e

                          PURITAN-BENNETT CORPORATION

                       MANAGEMENT INCENTIVE BONUS PLAN B

                             (Revised May 11, 1994)


     Puritan-Bennett's Incentive Bonus Plan has been established to provide an incentive to key management employees to attain the highest performance possible each year. The Plan provides key managers with an opportunity to add to their total compensation if prescribed levels of return on assets are attained and/or if other important non-financial objectives are achieved. It is designed to retain and reward capable managers during periods of rebuilding and investment, as well as in times of high profitability, and to recognize extraordinary financial performance by groups/divisions and on a corporate basis. Details of the Plan follow:

I.   Management Incentive Bonus Calculation
     --------------------------------------
     Bonus targets for each participant in the Plan will be established upon entrance of the participant into the Plan using the percentage of salary guidelines prescribed in Attachment A and reviewed periodically. Except for Quality and Regulatory Affairs professionals, to achieve the bonus target both the corporation and, in the case of group/divisional personnel, the individual group/division must attain a prescribed Return On Assets
     (ROA) as defined in Tables I and II. For FY 1995, the 1987 Corporate ROA schedule and factors continue to apply except that the ROA

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

     schedule has been converted to an after-tax schedule at a 35% tax rate. This change has been made at both the Corporate and group/division levels in recognition of the fact that our decision to establish a manufacturing operation in Ireland tends to decrease pretax profits but decrease taxes also. For FY 1995, Table I is intended to be all inclusive (i.e., include Medicomp, any unused land or major building program in-progress assets, and the vacant El Segundo, California facility) except for FOxS income, expenses and assets, if any. Table II applies to the Bennett Group, which does not include FOxS, the Puritan Group, and Aero Systems, and is intended to exclude any unused land (Carlsbad, Rancho Bernardo, Cedar Creek, and Lenexa), or any major building program in-progress assets. For the corporation, ROA has been defined as the pre-bonus after-tax annual profit, excluding certain extraordinary gains and losses, divided by the sum of the ending total assets for each quarter, in turn divided by four.

     For the groups/divisions, ROA has been defined as the pre-bonus after-tax profit (after Corporate unallocated expenses, primarily interest, are allocated to the groups/divisions), excluding certain extraordinary gains and losses, divided by the ending sum of inventory, receivables, net fixed assets and Corporate assets (except for unused land and buildings as discussed above) not directly identifiable to a particular group/division (which are allocated to such group/division) for each quarter, in turn divided by four. Such unidentifiable corporate assets are allocated based on the ratio of the sales of the respective group/division to total corporate sales. P-B Ireland assets will be allocated directly to the groups/divisions where such assets are so identifiable; unidentifiable Ireland assets will be allocated based upon the mix of Ireland inter-company sales. Corporate unallocated expenses are prorated among the groups/divisions based on their ratios of group/division assets to total corporate assets.

     Except for Quality and Regulatory Affairs professionals, the ROA formula calculation determines 50% of a participant's bonus. The remaining 50% is to be based upon objectives related to Business Improvement and this 50% is also subject to a multiplier that can range from 0 to 2.0 Full attainment of objectives would normally translate into a 1.0 multiplier. Exceeding objectives would normally translate into a multiplier higher than 1.0 and vice versa. For those individuals in a position to exert significant influence on FDA, FAA, and/or ISO control and compliance, FY 95 Business Improvement Objectives are to be primarily, if not entirely, control and compliance related. In the case of Quality and Regulatory Affairs professionals, 100% of the participant's bonus is to be based upon objectives related to regulatory control and compliance-related Business Improvement Objectives.

     The ROA portion of each participant's bonus, where applicable, will be computed in accordance with the scales on Tables I and II. In the formula calculation, bonus payouts for all group/division participants will be weighted 40% based on Corporate ROA and 60% on group/divisional ROA. For all others, the bonus computation will be based 100% on Corporate ROA.

     An example of a bonus calculation is set forth in Appendix I.

     The maximum bonus payment to each participant in the incentive bonus plan is limited to 100% of the current year's earned salary (excluding bonus).

II.  Administration
     --------------
     a) Selection of Participants and Bonus Levels
        ------------------------------------------
        Selection of participants and bonus levels will be established by the CEO and/or COO, subject to Board Compensation Committee and full Board approval for certain individuals.

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

     b) Determination of Bonus Award
        ----------------------------
        Following the completion of the year-end audit, the actual bonus for each participant will be calculated according to:

              (i) the ROA formula, except in the case of Quality and Regulatory Affairs professionals;

              (ii) accomplishments against predetermined objectives.

        The appraisal of performance against Business Improvement Objectives will be made for each participant by the immediate supervisor, jointly with the Vice President, Quality and Regulatory Affairs in the case of those participants in a position to exert significant influence on FDA and/or ISO control and compliance, and forwarded to the CEO and/or COO for final approval, again subject to Board Compensation Committee and full Board approval for certain individuals.

     c) Approval by Compensation Committee
        ----------------------------------
        The Compensation Committee of the Board of Directors will approve proposed bonuses for the Chairman, CEO, all Corporate Officers and all managers reporting to the CEO, whether or not they are Corporate Officers. The CEO and/or COO will approve all other proposed bonuses. The CEO/COO and Compensation Committee reserve the right to withhold some or all of the bonus otherwise earned under the financial/ROA formula portion of the plan in cases of significant shortcomings with respect to regulatory control and compliance objectives. Also, in the unlikely event that Return on Assets and Earnings Per Share exhibit significantly divergent trends, the Compensation Committee and CEO/COO reserve the right to modify the bonus program formula based upon actual results.

     d) Communication
        -------------
        Participants will be informed of their bonus target and performance levels required to achieve the incentive bonus during April of the February-January fiscal year.

     e) Other Considerations
        --------------------
        1. Bonus awards will be paid only to participants who are actively employed as of the bonus calculation date (January 31).

        2. Profit for bonus determination will be inclusive of any changes in reserves, but will normally exclude any capital gains or losses and other unusual gains or losses such as proceeds of fire or casualty insurance. In cases of uncertainty the decision of the CEO will be final.

        3. The addition of new participants, including new employees, to the plan during the year and the bonus levels for these individuals, must be approved by the CEO and/or COO. Any changes for participants, regardless of the reason, (promotion, change of responsibility, upgrading of salary in the same

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

           position) must also be approved by the CEO and/or COO.

           In any case approval must be obtained prior to communication to the individual concerned.

        4. Unless otherwise approved by the CEO and/or COO, this Incentive Bonus Plan will be the sole Incentive Plan under which participants included in this Plan shall be compensated.

        5. In the event of the routine retirement of a participant during the Management Incentive Bonus Plan year, the amount of bonus award will be based on the number of months worked as a percent of the full year and will reflect results of the full plan year.

III. Special Award Program
     ---------------------
     A special award program may be established to provide one-time awards to outstanding and deserving employees not participating in the Management Incentive Bonus Plan. The amount available for such awards shall be limited to 10% of the maximum awards available to participants of the Management Incentive Bonus Plan, under the formula relating to that plan. The CEO and/or COO shall approve all special awards.

                          PURITAN-BENNETT CORPORATION

                              Management Incentive



                                               Bonus Target Level
Category:                                         (% of Salary)
- - --------                                          -------------

A.  Chairman, President                              35 - 65%

B.  Senior Corporate Officers                        25 - 50%

C.  Heads of substantial business
    units and other officers                         15 - 30%

D.  Other key managers                              Up to 25%

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

                                    TABLE I

Return on Net
Assets (%) as                           B O N U S   P O O L
Defined in Sec. I

Pre-Bonus Pre Tax         Pre-Bonus After-Tax
- - -----------------         -------------------
At Least     Not More     At       Nor More    Corporate   Corporate    Corporate
             Than         Least    Than        1985        1986         1987 & Beyond
   5.0        5.5          3.2      3.6         .400          0              0
   5.5        6.0          3.6      3.9         .475          0              0
   6.0        6.5          3.9      4.2         .550          0              0
   6.5        7.0          4.2      4.6         .625          0            .025
   7.0        7.5          4.6      4.9         .700        .400           .100
   7.5        8.0          4.9      5.2         .775        .500           .175
   8.0        8.5          5.2      5.5         .850        .600           .250
   8.5        9.0          5.5      5.8         .925        .700           .325
   9.0        9.5          5.8      6.2        1.000        .800           .400
   9.5       10.0          6.2      6.5        1.050        .900           .475
- - ----------------------------------------------------------------------------------
  10.0       10.5          6.5      6.8        1.100       1.000           .550
  10.5       11.0          6.8      7.2        1.150       1.050           .625
  11.0       11.5          7.2      7.5        1.200       1.100           .700
  11.5       12.0          7.5      7.8        1.250       1.150           .775
  12.0       12.5          7.8      8.1        1.300       1.200           .850
  12.5       13.0          8.1      8.4        1.350       1.250          1.000
  13.0       13.5          8.4      8.8        1.400       1.300          1.100
  13.5       14.0          8.8      9.1        1.450       1.350          1.200
  14.0       14.5          9.1      9.4        1.500       1.400          1.300
  14.5       15.0          9.4      9.8        1.550       1.450          1.400
- - ----------------------------------------------------------------------------------
  15.0       15.5          9.8     10.1        1.600       1.500          1.500
  15.5       16.0         10.1     10.4        1.650       1.550          1.600
  16.0       16.5         10.4     10.7        1.700       1.600          1.700
  16.5       17.0         10.7     11.0        1.750       1.650          1.800
  17.0       17.5         11.0     11.4        1.800       1.700          1.900
  17.5       18.0         11.4     11.7        1.850       1.750          2.000
  18.0       18.5         11.7     12.0        1.900       1.800          2.071
  18.5       19.0         12.0     12.4        1.950       1.850          2.143
  19.0       19.5         12.4     12.7        2.000       1.900          2.214
  19.5       20.0         12.7     13.0        2.050       1.950          2.286
- - ----------------------------------------------------------------------------------
  20.0       20.5         13.0     13.3                    2.000          2.357
  20.5       21.0         13.3     13.6                    2.100          2.429
  21.0       21.5         13.6     14.0                    2.200          2.500
  21.5       22.0         14.0     14.3                    2.300          2.572
  22.0       22.5         14.3     14.6                    2.400          2.643
  22.5       23.0         14.6     15.0                    2.500          2.715
  23.0       23.5         15.0     15.3                                   2.786
  23.5       24.0         15.3     15.6                                   2.858
  24.0       24.5         15.6     15.9                                   2.929
  24.5       25.0         15.9     16.2                                   3.000
- - ----------------------------------------------------------------------------------
  25.0 or Higher          16.2 or higher                                  3.000

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

                                   TABLE II

Return on Net             B O N U S           P O O L
Assets (%) as
Defined in Sec. I

      Pre-Bonus Pre Tax               Pre-Bonus After-Tax                                      BUSINESS UNIT RESULTS
- - -----------------------------     ---------------------------                                 (PURITAN GROUP, BENNETT
At Least             Not More     At                 Not More               PURITAN GROUP      GROUP & AERO SYSTEMS)
                     Than         Least              Than         1986        1987-1989        FOR 1990, AND BEYOND
- - ---------------------------------------------------------------------------------------------------------------------
   7.0                  7.5         4.6                 4.9           0             0                      0
   7.5                  8.0         4.9                 5.2           0             0                   .063
   8.0                  8.5         5.2                 5.5           0             0                   .125
   8.5                  9.0         5.5                 5.8           0             0                   .188
   9.0                  9.5         5.8                 6.2           0             0                   .250
   9.5                 10.0         6.2                 6.5           0             0                   .313
- - ---------------------------------------------------------------------------------------------------------------------
  10.0                 10.5         6.5                 6.8           0             0                   .375
  10.5                 11.0         6.8                 7.2           0             0                   .438
  11.0                 11.5         7.2                 7.5        .400          .400                   .500
  11.5                 12.0         7.5                 7.8        .475          .475                   .563
  12.0                 12.5         7.8                 8.1        .550          .550                   .625
  12.5                 13.0         8.1                 8.4        .625          .625                   .688
  13.0                 13.5         8.4                 8.8        .700          .700                   .750
  13.5                 14.0         8.8                 9.1        .775          .775                   .813
  14.0                 14.5         9.1                 9.4        .850          .850                   .875
  14.5                 15.0         9.4                 9.8        .925          .925                   .938
- - ---------------------------------------------------------------------------------------------------------------------
  15.0                 15.5         9.8                10.1       1.000         1.000                  1.000
  15.5                 16.0        10.1                10.4       1.075         1.067                  1.063
  16.0                 16.5        10.4                10.7       1.150         1.134                  1.125
  16.5                 17.0        10.7                11.0       1.225         1.201                  1.188
  17.0                 17.5        11.0                11.4       1.300         1.268                  1.250
  17.5                 18.0        11.4                11.7       1.375         1.335                  1.313
  18.0                 18.5        11.7                12.0       1.450         1.402                  1.375
  18.5                 19.0        12.0                12.4       1.525         1.469                  1.438
  19.0                 19.5        12.4                12.7       1.600         1.536                  1.500
  19.5                 20.0        12.7                13.0       1.675         1.603                  1.563
- - ---------------------------------------------------------------------------------------------------------------------
  20.0                 20.5        13.0                13.3       1.750         1.670                  1.625
  20.5                 21.0        13.3                13.6       1.825         1.737                  1.688
  21.0                 21.5        13.6                14.0       1.900         1.804                  1.750
  21.5                 22.0        14.0                14.3       1.975         1.871                  1.813
  22.0                 22.5        14.3                14.6       2.050         1.938                  1.875
  22.5                 23.0        14.6                15.0                     2.005                  1.938
  23.0                 23.5        15.0                15.3                     2.072                  2.000
  23.5                 24.0        15.3                15.6                     2.139                  2.063
  24.0                 24.5        15.6                15.9                     2.206                  2.125
  24.5                 25.0        15.9                16.2                     2.273                  2.188
- - ---------------------------------------------------------------------------------------------------------------------
  25.0                 25.5        16.2                16.6                     2.340                  2.250
  25.5                 26.0        16.6                16.9                     2.407                  2.313
  26.0                 26.5        16.9                17.2                     2.474                  2.375
  26.5                 27.0        17.2                17.6                     2.541                  2.438
  27.0                 27.5        17.6                17.9                     2.608                  2.500
  27.5                 28.0        17.9                18.2                     2.675                  2.563
  28.0                 28.5        18.2                18.5                     2.742                  2.625
  28.5                 29.0        18.5                18.8                     2.809                  2.688
  29.0                 29.5        18.8                19.2                     2.876                  2.750
  29.5                 30.0        19.2                19.5                     2.943                  2.813
- - ---------------------------------------------------------------------------------------------------------------------
  30.0                 30.5        19.5                19.8                     3.000                  2.875
  30.5 to              31.0        19.8                20.2                                            2.938
  31.0 or higher                   20.2 or higher                                                      3.000

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

                                  APPENDIX I


                             ILLUSTRATIVE EXAMPLE


PARTICIPANT - -   A

BUSINESS UNIT - - PURITAN GROUP, BENNETT GROUP
                  (ex. FOxS) & AERO SYSTEMS

                                                         BONUS
                               BONUS                     PERCENT
                               ALLOCATION X MULTIPLIER = EARNED
                               ----------   ----------   ------
AFTER-TAX
ROA FORMULA - -

 BUSINESS UNIT ROA =              30%        1.75/1/      52.5%
 13.8%

 CORPORATE ROA =  10.2%           20%        1.60/2/      32.0%
                                  ---
                                  50%
BUSINESS
IMPROVEMENT OBJECTIVES            50%        1.00         50.0%
                                  ---                     -----

  TOTAL                          100%                    134.5%

                                                           X

TARGET % OF SALARY                                       15%
                                                           =
PAYOUT % OF SALARY                                       20.175%
                                                           X
EARNED SALARY -- FY 1995                                 $70,000
                                                           =
BONUS EARNED                                             $14,122.50

- - --------------------
/1/  From Table II.
/2/  From Table I.

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